As filed with the Securities and Exchange Commission on June 28, 2000

                                              Registration No. 333-75379
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------


                       TRAVEL SERVICES INTERNATIONAL, INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Florida                                  52-2030324
  ---------------------------------         ------------------------------------
    (State or other jurisdiction            (I.R.S. Employer Identification No.)
  of incorporation or organization)

                             220 Congress Park Drive
                           Delray Beach, Florida 33445
                                 (561) 266-0860
       -------------------------------------------------------------------
               (Address, including zip code, and telephone number,
      including area code, of the registrant's principal executive offices)


                       TRAVEL SERVICES INTERNATIONAL, INC.
                             401(K) RETIREMENT PLAN
                     --------------------------------------
                            (Full title of the plan)

                                 Peter T. McHugh
                      President and Chief Executive Officer
                       Travel Services International, Inc.
                             220 Congress Park Drive
                           Delray Beach, Florida 33445
                                 (561) 266-0860
          ------------------------------------------------------------
          (Name and address, including zip code, and telephone number, including area code, or agent for service)

                                -----------------

                                EXPLANATORY NOTE


         The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to terminate the effectiveness of such Registration Statement and to deregister all of the securities originally registered thereby which remain outstanding as of such termination.

         The Registrant previously registered 1,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), on Form S-8 (File No. 33-75379) (the "Registration Statement") which was filed with the Securities and Exchange Commission on March 31, 1999. The registered shares represented 1,000,000 shares of Common Stock issuable pursuant to the Travel Services International, Inc. 401(k) Retirement Plan (the "401(k) Plan"). The Registration Statement also covered an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan. On May 2, 2000, Travel Services International, Inc., a Florida corporation (the "Company"), consummated a merger (the "Merger") in which a newly-formed entity merged with and into the Company. In the Merger, the Company's public shareholders received $26 per share in cash for the shares owned by them. As a result of the Merger, the Company became an indirect wholly-owned subsidiary of Airtours plc. As a result of the Merger, the Common Stock of the Company was delisted from the NASDAQ Stock Market and became eligible for termination of registration pursuant to Rule 12g-4 and Rule 12h-3 of the Securities Exchange Act of 1934, as amended. Accordingly, on May 12, 2000, the Company filed a Certification and Notice of Termination of Registration on Form 15 with the Securities and Exchange Commission.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida, on June 23, 2000.

                                       TRAVEL SERVICES INTERNATIONAL, INC.
                                       (Registrant)


                                       By /s/ Peter T. McHugh
                                         --------------------------------------
                                          Peter T. McHugh
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                                        Title                                 Date

By  /s/ Peter T. McHugh                  President, Chief Executive Officer and             June 23, 2000
  -----------------------------          Director
    Peter T. McHugh                       (Principal Executive Officer)



By  /s/ Patrick Doyle                    Senior Vice President, Chief Financial Officer     June 23, 2000
  -----------------------------          and Director
    Patrick Doyle                        (Principal Financial Officer and Principal
                                         Accounting Officer)


By  /s/ Joseph V. Vittoria               Executive Chairman of the Board of                 June 28, 2000
  -----------------------------          Directors
    Joseph V. Vittoria



By  /s/ Tim Byrne                        Director                                           June 27, 2000
  -----------------------------
    Tim Byrne


         Pursuant to the requirements of the Securities Act, the Plan Administrator has caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida on June 28, 2000.

                                       TRAVEL SERVICES INTERNATIONAL, INC.
                                       401(K) Retirement Plan


                                       By /s/ Martin W. Kedzierski
                                         --------------------------------------
                                          Martin W. Kedzierski
                                          Plan Administrator